Exhibit 10.2

CYPRESS SEMICONDUCTOR CORPORATION

2012 INCENTIVE AWARD PLAN

(As amended and restated on November 19, 2012)

1.	Establishment and Purpose of the Plan.

The purpose of this 2012 Incentive Award Plan, as amended and restated, is to promote the interests of the Company and its stockholders by (i) helping to attract and retain the services of selected service providers of the Company who are in a position to make a material contribution to the successful operation of the Company’s business, (ii) motivating such persons, by means of performance-related incentives, to achieve the Company’s business goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase, or benefit from the appreciation of, stock of the Company or other awards under this Plan.

2.	Definitions.

The following definitions shall apply throughout the Plan:

a. “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

b. “Award” shall mean, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units, Performance Shares, Phantom Shares, Restricted Stock Units, and Other Incentive Awards.

c. “Award Agreement” shall mean the written agreement entered into between the Company and the Participant evidencing and reflecting the terms of an Award granted under the Plan. An Award Agreement shall be subject to the terms and conditions of the Plan.

d. “Board of Directors” shall mean the Board of Directors of Cypress Semiconductor Corporation as in office from time to time.

e. “Code” shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any rules and regulations issued under such section.

f. “Committee” shall mean the committee of the Board of Directors appointed in accordance with Section 4(a) of the Plan, and if no such committee shall be appointed or in office, the Board of Directors.

g. “Company” shall mean Cypress Semiconductor Corporation, a Delaware corporation (or any successor corporation).

h. “Consultant” shall mean any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity in a non-employee capacity.

i. “Continuous Employment” shall mean the absence of any interruption or termination of service as a Service Provider of the Company, or a Subsidiary, in any capacity; provided, however, that for purposes of an Incentive Stock Option, “Continuous Employment” means the absence of any interruption or termination of service as an Employee of the Company or a Subsidiary pursuant to applicable tax regulations. Continuous Employment shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company or a Subsidiary prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option. For avoidance of doubt, a Participant shall be deemed to incur a termination of Continuous Employment if, as a result of a sale of shares or assets, the entity that employs such Participant shall cease to qualify as a Subsidiary and the Participant does not immediately become a Service Provider of the Company or an entity that continues to be a Subsidiary. In the event that the status of a Participant changes from Employee to Consultant, the Committee, in its sole discretion, may determine that, notwithstanding such change in status, the Participant shall not be deemed to incur a termination of Continuous Employment for purposes of the Plan until such time that the Participant’s service as a Consultant to the Company or a Subsidiary terminates.

j. “Director” shall mean a duly elected and qualified member of the Board of Directors.

k. “Disability” shall mean, in accordance with Section 22(e)(3) of the Code, the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. In determining the Disability of the Participant, the Committee may require the Participant to furnish proof of the existence of the Disability and may select a physician to examine the Participant. The final determination as to the Disability of the Participant shall be made by the Committee.

l. “Dividend Equivalents” shall mean, to the extent specified by the Committee, an amount equal to all dividends and other distributions (or the economic equivalent thereof) paid on one Share for each Share represented by an Award held by such Participant; provided, however, that in no event shall a Dividend Equivalent attach to an Option or SAR granted hereunder.

m. “Effective Date” shall have the meaning set forth in Section 23 of the Plan.

n. “Employee” shall mean any individual, including officers and Directors, employed by the Company or a Subsidiary.

o. “Exchange Ratio” shall have the meaning set forth in the Merger Agreement.

p. “Fair Market Value” shall mean, with respect to Shares, the value per Share, as of any date, determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or, (ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

q. “Free Standing SAR” shall mean an SAR granted pursuant to the provisions of Section 8(d) of the Plan.

r. “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

s. “Merger Agreement” means the Agreement and Plan of Merger, dated as of September 18, 2012 (the “Merger Agreement”), by and among the Company, Rain Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and Ramtron International Corporation, a Delaware corporation.

t. “Non-Employee Director” shall mean a member of the Board of Directors who is not also an Employee of the Company or a Subsidiary.

u. “Non-Statutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

v. “Option” shall mean the grant of the right to a Service Provider pursuant to the Plan to purchase a specified number of Shares at a specified exercise price.

w. “Optioned Stock” shall mean the Shares subject to an Option or SAR granted pursuant to the Plan.

x. “Optionee” shall mean a Service Provider who is granted an Option under the Plan.

y. “Other Incentive Awards” shall mean any other awards not specifically described in the Plan that may in whole or in part be valued by reference to, or otherwise based on, Shares, and are created by the Committee pursuant to Section 13 of the Plan.

z. “Participant” shall mean a Service Provider who is granted an Award under the Plan.

aa. “Performance Cycle” shall have the meaning set forth in Section 10(b) of the Plan.

bb. “Performance Share” shall mean an Award granted pursuant to Section 10 of the Plan.

cc. “Performance Unit” shall mean an Award granted pursuant to Section 10 of the Plan.

dd. “Phantom Share” shall mean an Award consisting of a contractual right to receive a hypothetical Share granted pursuant to Section 11 of the Plan.

ee. “Plan” shall mean this amended and restated Cypress Semiconductor Corporation 2012 Incentive Award Plan, as the same may be amended from time to time.

ff. “Prior Plan” shall mean the Ramtron International Corporation Amended and Restated 2005 Incentive Award Plan.

gg. “Restricted Period” shall mean the period during which the transfer of Restricted Stock is subject to restrictions, and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee in its discretion.

hh. “Restricted Stock” shall mean Shares issued pursuant to Section 9 of the Plan.

ii. “Restricted Stock Unit” shall mean an Award granted pursuant to Section 12 of the Plan.

jj. “Retained Distributions” shall have the meaning set forth in Section 9(c) of the Plan.

kk. “Service Provider” shall mean an Employee, Non-Employee Director or Consultant.

ll. “Shares” shall mean shares of the common stock of the Company.

mm. “Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 8 of the Plan is designated as a SAR.

nn. “Subsidiary” shall mean any “subsidiary” corporation, whether now or hereafter existing as defined in Section 424(f) of the Code.

oo. “Tandem SAR” shall mean an SAR granted pursuant to the provisions of Section 8(c) of the Plan.

3.	Shares Reserved.

a. Number of Shares. Subject to adjustment as provided in Section 16 of the Plan, the maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be equal to the product of (x) 3,879,864 Shares multiplied by (y) the Exchange Ratio; provided, however, that the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be a number of Shares equal to 3,500,000 multiplied by the Exchange Ratio. Such number of Shares reserved for issuance under the Plan may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time. Any Shares granted in connection with Options and SARs shall be counted against the Plan’s Share limit as one Share for every one Option or SAR awarded. Any Shares granted in connection with Awards other than Options and SARs shall be counted against this limit as 1.53 Shares for every one Share granted in connection with such Award or by which the Award is valued by reference.

b. Share Counting. Any Shares subject to Awards that terminate, expire, or are forfeited, cancelled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Any Shares that again become available for future grants pursuant to the preceding sentence shall be added back as one Share if such Shares were subject to Options or SARs, and as 1.53 Shares if such Shares were subject to Awards other than Options or SARs. Notwithstanding the foregoing, Shares subject to an Award granted under the Plan may not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

c. Individual Limits. Subject to adjustment as provided in Section 16 of the Plan, (i) the maximum number of Shares which may be subject to Options and/or SARs granted under the Plan during any calendar year to any Participant shall be a number of Shares equal to 500,000 multiplied by the Exchange Ratio (the “Individual Grant Limit”) and (ii) the maximum number of Shares that may be subject to Awards (other than Options or SARs) that are intended to satisfy the requirements set forth in Section 17 herein that may be granted under the Plan during any calendar year to any Participant shall be equal to the Individual Grant Limit. The maximum value of any Performance Units or Other Incentive Awards that are payable in cash and are intended to satisfy the requirements set forth in Section 17 herein that may be granted under the Plan during any calendar to any Participant shall not exceed in the aggregate $1,000,000, as determined on the respective date(s) of grant.

4.	Administration of the Plan.

a. The Plan shall be administered by the Board of Directors or, if appointed pursuant to a resolution of the Board of Directors, by a Committee designated by the Board of Directors to administer the Plan. If so appointed, the Committee shall be comprised of not less than two persons. Members of the Committee shall serve for such period of time as the Board of

Directors may determine. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the event the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and unless the Board of Directors determines otherwise, from the effective date of such registration until six months after the termination of such registration, all grants of Awards to persons subject to the provisions of Section 16(b) of the Exchange Act shall be made by a Committee of two or more Non-Employee Directors having full authority to act in the matter and all of whom are “non-employee directors” under Rule 16b-3 of the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and, to the extent required, “independent directors” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

b. Subject to the provisions of the Plan, the Committee shall have the sole and complete discretionary authority: (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, and Non-Statutory Stock Options, SARs, Restricted Stock, Performance Units, Performance Shares, Phantom Shares, Restricted Stock Units and Other Incentive Awards; (ii) to determine, upon review of relevant information, the Fair Market Value per Share; (iii) to determine the exercise price of the Awards to be granted to Service Providers in accordance with the Plan; (iv) to determine the Service Providers to whom, and the time or times at which, Awards shall be granted and the number of Shares subject to each Award; (v) to prescribe, amend and rescind rules and regulations relating to the Plan, and to interpret and the same, subject to the limitations set forth in Section 16 of the Plan; (vi) to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards or Award Agreements) and to modify or amend an outstanding Award or Award Agreement; (vii) to accelerate the exercise or vesting date of any Award; (viii) to determine whether any Participant will be required to execute a stock purchase agreement or other agreement as a condition to the exercise, issue or payment of an Award, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and to amend any such agreement; (ix) to interpret the Plan, any Award Agreement, or any other agreement entered into with respect to the grant, issue, payment or exercise of Awards, and to determine the eligibility of a Service Provider for benefits under the Plan and the amount thereof; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted or to take such other actions as may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or agreements relating to the grant, issue, payment or exercise thereof; and (xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan, including determining the amounts of benefits payable to a Participant.

c. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

d. The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall constitute acts of the Committee.

e. The Company shall pay all original issue and transfer taxes with respect to the grant of Awards and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Award shall be responsible for all payroll, withholding, income and other taxes incurred by such person on the date of exercise of an Award or transfer of Shares.

5.	Eligibility.

Awards may be granted under the Plan only to Service Providers, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary; provided, that, notwithstanding the foregoing, in no event shall any Service Provider who was an employee of the Company or any Subsidiary (other than, for the avoidance of doubt, Ramtron International Corporation or any of its subsidiaries) prior to the Closing (as defined in the Merger Agreement) be granted an Award under the Plan. A Service Provider who has been granted an Award may be granted, if he or she is otherwise eligible, additional Awards; however, eligibility pursuant to this Section 5 of the Plan shall not entitle a Service Provider to be granted an Award, or a Participant to be granted additional Awards.

6.	Stock Options.

Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Non-Statutory Stock Options and shall be evidenced by an Award Agreement providing, in addition to such other terms as the Committee may deem advisable, the following terms and conditions:

a. Time of Granting Options. The date of grant of an Option shall be, for all purposes, the date on which the Committee makes the determination granting such Option; provided, however, that if the Committee determines that such grant shall be effective as of some future date, the date of grant shall be as of such future date. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

b. Number of Shares and Designation. Each Award Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Non-Statutory Stock Option.

c. Vesting. Options granted under the Plan shall vest as determined by the Committee, in its sole and absolute discretion, from time to time, which may include installment or performance vesting or other contingent vesting provisions.

d. Exercise Price. The exercise price per Share for the Shares to be issued pursuant to exercise of an Option, whether an Incentive Stock Option or Non-Statutory Stock Option, shall be such price as is determined by the Committee as of the date of grant; provided, however, that such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant.

Notwithstanding anything to the contrary herein, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, the Committee may designate a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or any Subsidiary or pursuant to a corporate transaction (as described in Treasury Regulation Section 1.424-1(a)(3)), as provided by Section 424 of the Code and the regulations thereunder (other than the requirement that the Optionee be employed by or otherwise provide services to the successor entity) in a manner that complies with Section 409A of the Code.

e. Medium and Time of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee on the date of grant and may consist entirely of (i) cash, check or full recourse promissory note or (ii) delivery (actually or by attestation) of Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares permitted under any laws to which the Company is subject which is approved by the Committee in its discretion; provided, however that the Optionee shall be required to pay an amount necessary to satisfy the Company’s tax withholding obligations in accordance with Section 22(d) of the Plan.

If approved by the Committee and permitted by applicable law, payment in full or of any part of the exercise price also may be made by delivering a properly executed exercise notice to an approved broker-dealer, together with instructions to the broker-dealer to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and taxes required to be withheld (a “cashless exercise”).

If the consideration for the exercise of an Option is a promissory note, it shall be a full recourse promissory note executed by the Optionee, bearing interest at a rate which shall be sufficient to preclude the imputation of interest under the applicable provisions of the Code. Until such time as the promissory note has been paid in full, the Company may retain the Shares purchased upon exercise of the Option in escrow as security as security for payment of the promissory note. An Optionee may not deliver a promissory note in payment of the exercise price (i) unless approved in advance by the Committee and (ii) to the extent such note would violate any applicable laws.

If the consideration for the exercise of an Option is the actual surrender of previously acquired and owned Shares, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his or her title to the Shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions, and has full power to deliver such Shares without obtaining the consent or approval of any person or government authority other than those which have already given consent or approval in a manner satisfactory to the Company. The value of the Shares used to effect the purchase shall be the Fair Market Value of such Shares on the date of exercise as determined by Committee in its sole discretion exercised in good faith.

f. Term of Options. The term of an Option may be no more than seven years from the date of grant thereof; provided, however, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall be no more than five years from the date of grant thereof or such shorter term as may be approved by the Committee.

The term of any Option may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth herein.

g. Annual Limit on Incentive Stock Options. Notwithstanding any designation under Section 6(b), to the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Statutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

7.	Exercise of Stock Options.

a. In General. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the Plan, including any performance or other criteria with respect to the Company and/or the Optionee as may be determined by the Committee in its sole discretion.

An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

b. Procedure. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the

Company, accompanied by any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee and payment by the Optionee of all payroll, withholding or income taxes incurred in connection with such Option exercise (or evidence that arrangements for the collection or payment of such tax satisfactory to the Committee have been made). Full payment may consist of such consideration and method of payment allowable under Section 6(e) of the Plan.

c. Exercise of Stockholder Rights. Until the Option is properly exercised in accordance with the terms of this Section 7, and the Company has issued Shares in the name of the Optionee, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Option is exercised and the Shares issued, except as provided in Section 16 of the Plan.

d. Termination of Continuous Employment. Except as otherwise provided herein, in the event of termination of an Optionee’s Continuous Employment, such Optionee may, but only within such period of time as is determined by the Committee at the time of grant, with such determination in the case of an Incentive Stock Option not exceeding ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

The Committee may, at any time and at its sole discretion, extend beyond 90 days the period of time during which an Optionee may exercise his or her Option following the date on which his or her Continuous Employment terminates for any reason other than death or Disability.

Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of the term of such Option, as set forth in the Award Agreement, and, unless otherwise provided by the Committee, an Option may be exercised only to the extent the Optionee was entitled to exercise it on the date his or her Continuous Employment terminated. To the extent the Optionee does not exercise his or her Option, to the extent exercisable, within the time specified herein, the Option shall terminate.

e. Death or Disability of Optionee. If an Optionee’s Continuous Employment terminates due to Disability of the Optionee, the Option may be exercised by the Optionee within six (6) months or such other period of time not exceeding twelve (12) months following the date of such termination (subject to any earlier termination of the Option as provided by its terms), but only to the extent the Optionee was entitled to exercise it on the date his or her Continuous Employment terminated due to Disability, unless otherwise provided by the Committee at the time of grant.

If an Optionee’s Continuous Employment terminates due to death of the Optionee, the Option may be exercised by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, within six (6) months or such other period of time not exceeding twelve (12) months following the date of such termination (subject to any earlier termination of the Option as provided by its terms), but only to the extent that the right to exercise the Option would have vested had the Optionee continued living and remained in Continuous Employment for twelve (12) months after the date of death, unless otherwise provided by the Committee at the time of grant.

Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of the term of such Option, as set forth in the applicable Award Agreement. To the extent the Optionee or, in the case of death, the Optionee’s estate or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise his or her Option, to the extent exercisable, within the time specified herein, the Option shall terminate.

f. Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Section 7(d) and 7(e), an Option may not be exercised, under any circumstances, after the expiration of its term.

g. Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and may be further subject to the approval of counsel for the Company with respect to such compliance.

8.	Stock Appreciation Rights.

The Committee shall have the authority, in its discretion, to grant SARs at any time and from time to time, as will be determined by the Committee. SARs granted pursuant to this Section 8 of the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions:

a. Grant of SARS. An SAR may be granted to Participant holding an Option (hereinafter called a “related Option”) with respect to all or a portion of the Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the applicable Award Agreement.

b. Number of Shares. The Committee will have complete discretion to determine the number of SARs granted to any Participant.

c. Tandem SARS. A Tandem SAR may be granted concurrently with the grant of the related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Award Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be cancelled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Company, for each Share with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 8(e)) equal in value to the excess of the Fair Market Value of a Share on the date of exercise over the related Option exercise price per share; provided, however, that the Committee may, in any Award Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option exercise price.

d. Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Award Agreement. The base price of a Free Standing SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Participant shall be entitled to receive from the Company, for each share of Common Shares with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 8(e)) equal in value to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value per Share on the date of the award.

e. Consideration. The consideration to be received upon the exercise of an SAR by the Participant shall be paid in cash, Shares to which the SAR relates (valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and Shares as specified in the Award Agreement, or, if so provided in the Award Agreement, either as determined by the Committee in its sole discretion or as elected by the Participant, provided that the Committee shall have the sole discretion to approve or disapprove the election by a Participant to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after such election is made. No fractional Shares shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Award Agreement, the Participant will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for Shares on its expiration date.

f. Limitations. The applicable Award Agreement may provide for a limit on the amount payable to a Participant upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Participant in whole or in part for cash during any specified period, for a limit on the time periods during which a Participant may exercise SARs and for such other limits on the rights of the Participant and such other terms and conditions of the SAR as the Participant may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Award Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

g. Expiration and Exercise of SARs. The term of an SAR may be no more than seven years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7 shall also apply to Participants with respect to the exercise of SARs.

h. Certain SARs. If at the time of grant the Committee intends a grant of SARs to any Service Provider to be excluded from the coverage of Section 409A of the Code, then, notwithstanding any other provision of the Plan, (i) with respect to a number of Shares fixed on or before the date of grant, the compensation payable under such SARs cannot be greater than the difference between the excess of the Fair Market Value of the Shares (determined without regard to any risk of forfeiture or restrictions on transfer) on the date of exercise over the Fair Market Value of the Shares (determined without regard to any risk of forfeiture or restrictions on transfer) on the date of grant, (ii) the exercise price for such SARs may never be less than 100% of the Fair Market Value of the underlying Shares (determined without regard to any risk of forfeiture or restrictions on transfer) on the grant date, and (iii) the SARs may not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of such SARs.

9.	Restricted Stock.

The Committee shall have the authority, in its discretion, to grant shares of Restricted Stock in such amounts as the Committee, in its sole discretion, shall determine and as shall be evidenced in an Award Agreement; provided, however, that the Restricted Stock granted under this Section 9 shall be subject to the following:

a. Grant of Restricted Stock. Subject to the limitations of the Plan, the Committee shall determine whether Shares covered by awards of Restricted Stock will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid currently during the Restriction Period in the event Shares are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the time or times when each award of Restricted Stock will vest, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Stock in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Participant for the Restricted Stock; provided, however, that the issuance of Restricted Stock shall be made for at least the minimum consideration necessary to permit such Restricted Stock to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 9(a) shall be specified in the Award Agreement.

b. Issuance of Restricted Stock at Beginning of the Restriction Period. If Shares are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the

Restricted Stock and any securities constituting Retained Distributions (as defined in Section 9(c)) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall become vested in accordance with the Plan and the Award Agreement.

c. Restrictions. Restricted Stock issued at the beginning of the Restriction Period shall constitute issued and outstanding Shares for all corporate purposes. The Participant will have the right to vote such Restricted Stock, to receive dividends thereon and to exercise all other rights, powers and privileges of a shareholder with respect to the Shares covered by such an award of Restricted Stock; except, that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period as provided in Section 9(b); (iii) the Company will retain custody of all dividends (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be automatically reinvested in additional shares of Restricted Stock, which shall be subject to the same restrictions, terms and vesting and other conditions as are applicable to the underlying award of Restricted Stock); (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

d. Issuance of Shares at End of the Restriction Period. Restricted Stock issued at the end of the Restriction Period shall not constitute issued and outstanding Shares and the Participant shall not have any of the rights of a shareholder with respect to the Shares covered by such an award of Restricted Stock, in each case until such Shares shall have been transferred to the Participant at the end of the Restriction Period. If and to the extent that Shares are to be issued at the end of the Restriction Period, the Participant shall be entitled to receive Dividend Equivalents with respect to the Shares covered thereby either (i) during the Restriction Period (provided that any Dividend Equivalents that are paid with respect to Restricted Stock that includes performance or other criteria as described in Section 12(c) shall remain subject to the same restrictions and risk of forfeiture as apply to the underlying Restricted Stock) or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Award Agreement. Any such grant shall be treated as a Restricted Stock Unit that is subject to the provisions set forth in Section 12 herein.

e. Cash Awards. In connection with any award of Restricted Stock, an Award Agreement may provide for the payment of a cash amount to the Participant holding such Restricted Stock at any time after such Restricted Stock shall have become vested. Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Award Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Participant shall be otherwise entitled or eligible to receive from the Company.

f. Completion of Restriction Period. On the vesting date specified in the applicable Award Agreement with respect to each award of Restricted Stock, and upon the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Stock shall become vested, (ii) any Retained Distributions and any unpaid dividends and Dividend Equivalents with respect to such Restricted Stock that have been reinvested in additional shares of Restricted Stock shall become vested to the extent that the underlying award of Restricted Stock related thereto shall have become vested, and (iii) any cash award to be received by the Participant with respect to such Restricted Stock shall become payable, all in accordance with the terms of the applicable Award Agreement. Any such Restricted Stock, (including Restricted Stock attributable to Retained Distributions and any unpaid dividends and Dividend Equivalents) that shall not become vested shall be forfeited to the Company and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock.

g. Effect of Termination. Except as otherwise determined by the Committee at the time of grant, upon termination of Continuous Employment for any reason during the Restriction Period, all Restricted Stock still subject to restriction shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided, however, that in the event of a Participant’s Disability or death, or in cases of special circumstances, if the Committee, in its sole discretion, finds that a waiver would be in the best interests of the Company and shall within thirty (30) days after such termination of Continuous Employment notify the Participant in writing of its decision to waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock, then the Participant shall continue to be the owner of such Restricted Stock subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of Restricted Stock pursuant to this Section 9(g), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such Restricted Stock. In the event that the Company requires a return of Restricted Stock, it shall also have the right to require the return of all Restricted Stock attributable to the reinvestment of dividends, distributions or Dividend Equivalents paid on such Restricted Stock.

10.	Performance Units and Performance Shares.

The Committee shall have the authority, in its discretion, to grant Performance Units and Performance Shares at any time and from time to time, as shall be determined by the Committee. The terms and conditions of the Performance Units and Performance Shares shall be determined from time to time by the Committee and shall be evidenced in an Award Agreement; provided, however, that the Performance Units and Performance Shares granted under this Section 10 shall be subject to the following:

a. Value of Performance Unit and Performance Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the date of grant, which need not relate to the Fair Market Value of a Share. Each Performance Share will have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

b. Performance Objectives and Other Terms. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Participants. The time period during which the performance goals must be met will be called the “Performance Cycle.” The minimum time period for any Performance Cycle shall be one year. Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that will specify the Performance Cycle, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance goals based on the achievement of Company-wide, divisional, or individual objectives, or on any applicable laws or any other basis as determined by the Committee in its discretion.

c. Dividend Equivalents. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents to the holder of Performance Shares, with any such Dividend Equivalents that are paid to be subject to the same restrictions and risk of forfeiture as apply to the underlying Performance Shares.

d. Earning of Performance Units and Performance Shares. After the applicable Performance Cycle has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payment based on the number of Performance Units or Performance Shares earned by the Participant over the Performance Cycle, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

e. Modification of Standards. If the Committee determines in its sole discretion that the established performance goals are no longer suitable to Company objectives because of a material change in the Company’s business, operations, corporate structure or capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance goals as it considers appropriate and equitable.

f. Form and Timing of Payment of Performance Unit and Performance Shares. Each Award Agreement will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Cycle) or in a combination thereof.

g. Cancellation of Performance Units and Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	Phantom Shares.

The Committee shall have the authority, in its discretion, to grant Phantom Shares, the value of which shall be determined by reference to a Share, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any performance goal requirements that may be established by the Committee and as shall be evidenced in an Award Agreement; provided, however, that the Phantom Shares granted under this Section 11 shall be subject to the following:

a. Surrender. Each Award Agreement with respect to a Phantom Share shall specify the date on which the Phantom Share shall be surrendered, and thereby cancelled by delivery of an actual Share or, in the discretion of the Company, by the payment of cash (or a combination of cash and Shares) in an amount equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of surrender, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award Agreement or thereafter. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain payment events, as determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Award Agreement; provided, however, that such payment events shall be consistent with the permissible distribution events under Section 409A of the Code.

b. Dividends and Distributions. Payments of Dividend Equivalents may be made to Participants who have been awarded Phantom Shares. Such payments of Dividend Equivalents may be paid currently to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement at the time of grant; provided, however, that any Dividend Equivalents that are paid with respect to Phantom Shares that are subject to performance goals shall be subject to the same restrictions and risk of forfeiture as apply to the underlying Phantom Shares.

c. Limitation on Payment. The Committee may, in its sole discretion, establish and set forth in the Award Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Award Agreement.

d. Participant’s Termination. Except as otherwise determined by the Committee at the time of grant, upon a “separation from service” within the meaning of Section 409A of the Code, the date of surrender of Phantom Shares shall be accelerated and the Phantom Shares shall be automatically and immediately surrendered and cancelled by delivery of Shares as of the date of such termination.

12.	Restricted Stock Units.

The Committee shall have the authority, in its discretion, to grant Restricted Stock Units. Restricted Stock Units shall consist of an Award of Restricted Stock, Performance Shares or Performance Units that the Committee, in its sole discretion, permits to be paid out in installments, in accordance with rules and procedures established by the Committee. The Committee may, in its sole discretion, establish any or all of the following rules for application to an award of Restricted Stock Units under this Section 12:

a. Non-Transferability. Any Shares which are part of an award of Restricted Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of grant of the Award.

b. Consideration. Such Restricted Stock Units may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Shares to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any Shares in connection with an award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

c. Performance or Other Criteria. Awards of Restricted Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

d. Deferral and Other Terms and Conditions. Awards of Restricted Stock Units may provide in the Award Agreement for deferred payment schedules, vesting over a specified period of employment, the payment of Dividend Equivalents with respect to the number of Shares covered by the Restricted Stock Units on either a current, deferred or contingent basis (provided that any Dividend Equivalents that are paid with respect to Restricted Stock Units that include performance or other criteria as described in Section 12(c) shall be subject to the same restrictions and risk of forfeiture as apply to the underlying Restricted Stock Units), either in cash or in additional Shares, and written elections by the Participant to defer payment of the Award or the lifting of restrictions on the Award, if any, such terms to be determined by the Committee in a manner that complies with Section 409A of the Code. The time and manner of payment of Restricted Stock Units shall be specified in the Award Agreement.

e. Waiver of Restrictions. The Award Agreement may provide at the time of grant for the earlier lapse or modification of any restrictions or limitations to which an award of Restricted Stock Units was made subject at the time of grant upon the occurrence of a permissible distribution event under Section 409A of the Code.

13.	Other Incentive Awards.

The Committee shall have the authority, in its discretion, to grant Other Incentive Awards, which may be granted either alone, in addition to, or in tandem with, either or both of other Awards granted under the Plan or other cash awards made under or outside of the Plan, and which may, but are not required to, relate to the Fair Market Value of a Share. The Committee shall have authority to determine to whom and the time or times at which Other Incentive Awards shall be made, the amount of such Other Incentive Awards, and all other conditions of the Other Incentive Awards including but not limited to any vesting or forfeiture conditions and dividend or voting rights.

14.	Non-Employee Directors.

a. Discretionary Awards. The Board of Directors shall have the authority, in its discretion, to grant to Non-Employee Directors, at such time or times as the Board of Directors may determine, Non-Statutory Stock Options, SARs, Restricted Stock or Restricted Stock Units, or any combination thereof. All grants of Awards under this Section 14 shall be made in compliance with any applicable requirements of the listing standards of the NASDAQ market system, or any stock exchange on which the Shares are then listed, with respect to Non-Employee Directors, and will take into consideration the cash and equity components of the aggregate compensation provided to such Non-Employee Directors hereunder and outside of the Plan.

b. Limit on Shares. Subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares which may be subject to Awards under the Plan during any calendar year to any Non-Employee Director under this Section 14 is a number of Shares equal to the Individual Grant Limit.

c. Ineligible Non-Employee Directors. Notwithstanding any other provision of the Plan, a Non-Employee Director who, at the time the Awards to Non-Employee Directors shall be granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall not be eligible for such grants under this Section 14.

15.	Non-Transferability of Awards.

Awards granted under this Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will, by the laws of descent and distribution, transfers between spouses incident to a divorce, or in accordance with the following exceptions.

Notwithstanding the foregoing, and unless otherwise provided in the applicable Award Agreement, an Award granted under the Plan may be transferred (i) by the Participant between spouses, incident to a divorce, in which case the Award is only exercisable by the spouse to whom the Award is transferred, or (ii) in the case of an Award other than an Incentive Stock Option or related Tandem SAR, to a trust established for the exclusive benefit of solely one or more members of his or her “immediate family” or to a partnership in which the Participant’s immediate family, as defined herein, are the only partners and is exercisable only by the Participant or his or her legal guardian during the lifetime of the Participant, or (iii) in the event of death of the Participant, by the estate of the Participant or by a person who acquires the rights to exercise the Award by bequest or inheritance. Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family,” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

Notwithstanding the foregoing, neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment except to the extent to fulfill a domestic relations order under Section 414 of the Code.

16.	Adjustments Upon Change in Corporate Structure.

a. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan for future issuance, as well as the exercise or purchase price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or combination, the payment of a stock dividend, recapitalization, merger, consolidation, exchange, spin-off, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than Awards to Service Providers under this Plan), as may be necessary to prevent dilution or enlargement of rights; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Any such adjustment shall be made by the Committee, in its sole discretion, whose determination in that respect shall be final, binding and conclusive. The existence of the Plan and outstanding Awards shall not limit or affect in any way the right or power of the Company to engage in any such transactions.

b. Subject to the terms set forth in any Award Agreement for an Award that is subject to Section 409A of the Code (which terms shall govern to the extent they conflict with the provisions set forth in this Section 16(b)), in the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets or stock of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another Company, as a result of which the Company is not the surviving and controlling Company or as a result of which the outstanding Shares are exchanged or converted into cash or property or securities not of the Company, the Committee shall (i) make provision for the assumption or substitution of all outstanding Awards by the successor Company or (ii) if an Award is not assumed or substituted by the successor Company, the Committee shall notify the Participant in writing or electronically that all Awards shall be exercisable, whether or not then exercisable, and any restrictions on such Awards shall lapse, for a period of up to thirty (30) days from the date of such notice (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), and the Award shall terminate upon the expiration of such period. In the event the Company elects to comply with clause (i) of this Section 16(b), and the Participant’s Continuous Employment is subsequently terminated (other than by a voluntary termination by the Participant) prior to the time such Participant’s Awards are fully vested, such Participant’s Awards shall be fully and immediately vested and such Participant shall have the right to exercise his or her Awards as to all or any part of the Optioned Stock, or Shares subject to such Awards, including Shares as to which the Awards would not otherwise be exercisable, but only within such period of time as is determined by the Committee, with such determination in the case of an Incentive Stock Option not exceeding ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement); provided, however, that the right to exercise Awards that constitute deferred compensation under Section 409A of the Code will only be accelerated if the Participant’s termination of Continuous Employment constitutes a “separation from service” within the meaning of Section 409A of the Code and such Award is exercisable upon such a “separation from service”.

c. No fractional Shares shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by the Award, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board of Directors, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event shall be in a form and have such terms and conditions as the Board of Directors in its discretion shall prescribe.

17.	Section 162(m) Requirements.

Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, then the Committee, may provide that the following provisions are applicable to such Award:

a. Performance Goals. If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: return on invested capital, customer service levels, EBIT (or EBITDA or other forms of earnings on basic or diluted basis), free cash flow (or other cash flow measures), growth in the foregoing or other measures, economic profit, net income (before or after tax), specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth) or cost control, of the Company or any Subsidiary or Affiliate (or any division thereof) for or within which the Participant is primarily employed, or such other goals as the Committee shall determine. Such performance goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the first ninety (90) days of a Performance Cycle (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code.

b. Adjustments. Notwithstanding any provision of the Plan other than Section 16, with respect to any Award that is subject to this Section 17, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant.

c. Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

18.	Intentionally Omitted.

19.	Amendment and Termination of the Plan.

a. Amendment and Termination. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable, and may make any other amendments or issue additional rules or regulations which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of Section 422 of the Code; provided, however, that without approval of the holders of a majority of the voting Shares represented or present and entitled to vote at a valid meeting of stockholders, no such revision or amendment shall (i) increase the number of Shares which may be issued under the Plan, other than in connection with an adjustment under Section 16 of the Plan; (ii) materially change the designation of the class of persons eligible to be granted Awards; (iii) remove the administration of the Plan from the Board of Directors or its Committee; (iv) extend the term of the Plan beyond the maximum term set forth in Section 23 hereunder; or (v) violate the rules for shareholder approval under the rules of any exchange on which the Company’s Shares are traded or any other applicable laws, rules or regulations.

b. Effect of Amendment or Termination. Except as otherwise provided in Section 16 of the Plan, any amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding anything to the contrary herein, this Plan shall not adversely affect, unless mutually agreed in writing by the Company and a Participant, the terms and provisions of any Award granted prior to the Effective Date.

20.	Indemnification.

No member of the Committee or the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving actual bad faith, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or employee. In addition to such other rights of indemnification, as they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred, in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or action taken, by commission or omission, in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board of Directors member is liable for actual bad faith in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee or Board of Directors member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.	Reservation of Shares.

The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.	General Provisions.

a. Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

b. No Enlargement of Rights. Neither the Plan, nor the granting of Awards or issuance of Shares, nor any other action taken pursuant to the Plan shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider for any period of time, or at any particular rate of compensation, nor shall they interfere in any way with the right of the Participant or the right of the Company to terminate such relationship at any time, with or without cause, for any reason or no reason.

No Service Provider shall have any right to or interest in Awards authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Award Agreement, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time.

c. Notice. Any notice given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to an Participant to whom an Award is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her transferee (upon the transfer of the Shares) may hereinafter designate to the Company in writing. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Participant holding Shares purchased upon exercise of an Award to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

d. Withholding or Deduction for Taxes. If, at any time, the Company is required, under applicable laws and regulations, to withhold, or to make any deduction for, any taxes or take any other action in connection with any exercise, issuance or payment of an Award made hereunder or transfer of Shares, the Company shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and, in the case of Shares, the Participant or his or her estate or beneficiary shall be required to pay to the Company the amount of taxes required to be withheld, or, in lieu thereof, the Company shall have the right to retain, or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate (including withholding such amount from the Participant’s salary). The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, to surrender to the Company previously acquired Shares having a Fair Market Value sufficient to satisfy the participant’s minimum withholding tax obligation associated with the transaction.

e. Foreign Service Providers. In the event an Award is granted to a Service Provider who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign laws, or to recognized differences in local law, currency or tax policy, to the extent necessary or advisable to comply with any such laws or policies. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligations with respect to tax equalization for Service providers on assignments outside their home country.

f. Funding of Plan. The Plan shall be unfunded. Neither the Participants nor any other persons shall, by reason of the Plan or any Award thereunder, have any rights, title or interest in any funds, property or in any specific asset or assets of the Company, any Subsidiary or Affiliate, or any other entity whatsoever, including, without limitation, any other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan, unsecured by any assets of the Company. Nothing in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company and any Subsidiary or Affiliate.

g. Applicable Law. To the extent that federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the law of the state of Delaware, without regard to the conflict of law rules thereof.

h. Incentive Stock Options. The Company shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not “incentive stock options” as defined in Section 422 of the Code.

i. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from or comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

j. Non-Qualified Deferred Compensation. Neither the Company nor any Subsidiary or Affiliate shall be responsible for, or have any liability to a Participant or other person with respect to, any penalties which may be imposed on a Participant in connection with an Award granted under the Plan, in the event that such Award becomes subject to Section 409A of the Code and the regulations promulgated thereunder.

k. Information to Participants. The Company shall provide, upon request, without charge to each Participant copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

l. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person inquiring about it.

m. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

n. Option or SAR Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

23.	Effective Date and Term of Plan.

The Plan became effective on June 5, 2012 (the “Effective Date”). The Plan shall continue in effect for a term of ten years ending on June 5, 2022, unless the Plan is terminated sooner under Section 19 of the Plan. This amendment and restatement of the Plan shall become effective subject to adoption by the Board and the completion of the Merger (as defined in the Merger Agreement).